UNITED STATES SECURITIES
AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LAWSON SOFTWARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3469219
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

380 Saint Peter Street St. Paul, Minnesota	55102
(Address of Principal Executive Offices)	(Zip Code)

LAWSON SOFTWARE, INC. AMENDED AND RESTATED 1996 STOCK INCENTIVE PLAN

LAWSON SOFTWARE, INC. 2001 STOCK INCENTIVE PLAN, AS AMENDED
(Full Title of the Plans)

Bruce B. McPheeters

General Counsel

Lawson Software, Inc.

380 Saint Peter Street

St. Paul, Minnesota 55102

(651) 767-7000

(Name, address and telephone number,
including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE

Lawson Software Inc., a Delaware corporation (the “Company”), filed a Registration Statement on Form S-8 (Registration No. 333-91160) (the “Registration Statement”), which registered shares of its common stock as may be offered or issued pursuant to the Lawson Software, Inc. Amended and Restated 1996 Stock Incentive Plan (the “1996 Plan”) and the Lawson Software, Inc. 2001 Stock Incentive Plan, as amended (the “2001 Plan”).  The purpose of this Post-Effective Amendment No. 2 to the Registration Statement is to deregister and remove from registration any shares under the 1996 Plan or the 2001 Plan that are not subject to outstanding awards or grants as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Paul, State of Minnesota, on October 18, 2010.

LAWSON SOFTWARE, INC.

By:	/s/Harry Debes
Harry Debes President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed on October 18, 2010 by the following persons in the capacities indicated.

Signature	Title

/s/Harry Debes	President, Chief Executive Officer and Director
Harry Debes	(principal executive officer)

/s/Stefan Schulz	Senior Vice President and Chief Financial Officer
Stefan Schulz	(principal financial and principal accounting officer)

*	Co-Chairman
H. Richard Lawson

*	Co-Chairman
Romesh Wadhwani

*	Director
Steven C. Chang

*	Director
Peter Gyenes

*	Director
David Hubers

*	Director
Michael A. Rocca

*	Director
Robert Schriesheim

*	Director
Paul Wahl

/s/Harry Debes
*Harry Debes, as attorney-in-fact for H. Richard Lawson, Romesh Wadhwani, Steven C. Chang, Peter Gyenes, David Hubers, Michael A. Rocca, Robert Schriesheim, and Paul Wahl.